    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ADAC LABORATORIES
               (Exact Name of Company as Specified in its Charter)

               CALIFORNIA                                94-1725806
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

            540 ALDER DRIVE                                95035
          MILPITAS, CALIFORNIA                           (Zip Code)
(Address of principal executive offices)

                       EMPLOYEE STOCK PURCHASE PLAN (1994)
                            (Full title of the plans)

                                R. ANDREW ECKERT
                            CHIEF EXECUTIVE OFFICER
                               ADAC LABORATORIES
                                540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035
                     (Name and address of agent for service)

                                 (408) 321-9100
          (Telephone number, including area code, of agent for service)

                       DEREGISTRATION OF UNSOLD SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-53849) (the
"Registration Statement") of ADAC Laboratories ("ADAC") pertaining to 100,000 shares of common stock of ADAC to which this Post-Effective Amendment No. 1 relates, became effective on May 28, 1998.

In accordance with an undertaking made by ADAC in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, ADAC hereby removes from registration the securities of ADAC registered but unsold under the
Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective
Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, State of California,
December 22, 2000.

                                ADAC LABORATORIES

                      By:      /s/ R. Andrew Eckert
                               -----------------------
                      Name:    R. Andrew Eckert
                      Title:   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective
Amendment No. 1 to this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

NAME                           Title                           Date
/S/ R. Andrew Eckert           Executive Officer               December 22, 2000
--------------------           and Attorney-in-Fact
R. Andrew Eckert